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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-4 of our report dated September 18, 1999, with respect to the financial statements of Innovative Control Systems, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated July 9, 1999 (as amended September 22, 1999 on Form 8-K/A), filed with the Securities and Exchange Commission.



                                    /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.

Strafford-Wayne, Pennsylvania
October 26, 1999